UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement

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[x]	Definitive Information Statement

Lexon Technologies Inc.
(Name of Registrant as Specified in Its Charter)

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Lexon Technologies Inc.
14830 Desman Road
La Mirada, CA 90638

INFORMATION STATEMENT

Dear Stockholder:

     We are writing to advise you that our Board of Directors and Shareholders holding a majority of our outstanding voting capital stock have authorized the attached Certificate of Amendment of LEXON TECHNOLOGIES INC. (the “Company”) to amend the Company’s Certificate of Incorporation to effectuate a reverse stock split of our issued and outstanding Common Stock by changing and reclassifying each six hundred thirty one (631) shares of our issued and outstanding common stock, par value $0.001 per share (“Common Stock”) into one (1) fully paid and non-assessable share of Common Stock (the “Reverse Split” or the “Amendment”).

     These actions were approved by written consent on June 6, 2011 by our Board of Directors and a majority of our shareholders in accordance with Section 141 and Section 228 of the Delaware General Corporation Law. Our directors and majority of shareholders owning a majority of our outstanding Common Stock, as of the record date June 6, 2011 have approved this amendment after carefully considering it and concluding that approving the amendment was in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our Common Stock. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and a majority of the stockholders of the Company.

     This Information Statement is being mailed on or about June 28, 2011 to stockholders of record on June 6, 2011 (the “Record Date”).

By Order of the Board of Directors:

/s/ JAMES PARK
JAMES PARK
June 26, 2011	Chairman of the Board

GENERAL

     This Information Statement is being furnished to the shareholders of Lexon Technologies Inc. (the “Company”) in connection with the proposed amendment to the Certificate of Incorporation of the Company to effectuate a reverse stock split of our issued and outstanding Common Stock by changing and reclassifying each six hundred thirty one (631) shares of our issued and outstanding common stock, par value $0.001 per share (“Common Stock”) into one (1) fully paid and non-assessable share of Common Stock (the “Reverse Split” or “Amendment”). This Information Statement has been prepared by our management.

"We," "us," "our," the “Registrant” and the "Company" refers to Lexon Technologies Inc., a Delaware corporation. The amendment to the Company’s Certificate of Incorporation is sometimes referred to as the “Amendment”.

SUMMARY OF CORPORATE ACTIONS

     On June 6, 2011, our Board of Directors and the holders of a majority of the Company’s Common Stock approved the amendment to the Company’s Certificate of Incorporation. The Amendment was approved by written consent of the shareholders holding approximately 56% of our outstanding Common Stock (the “Majority Shareholders”). Pursuant to the Delaware General Corporation Law, the Amendment is required to be approved by a majority of our shareholders. This approval could be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our shareholders at a special shareholders' meeting convened for the specific purpose of approving the Amendment. The Company’s voting securities consist of Common Stock. Each share of Common Stock is entitled to one vote per share on any matter requiring shareholder vote. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the Majority Shareholders. The elimination of the need for a meeting of shareholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law, as may be amended, which provides that the written consent of the holders of a majority of the outstanding shares of voting capital stock, having no less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

As of June 6, 2011, there were 315,289,722 issued and outstanding shares of our Common Stock.

The date on which this Information Statement was first sent to shareholders is on or about June 28, 2011 (the “Mailing Date”). Inasmuch as we will have provided this Information Statement to our shareholders of record as of the record date of June 6, 2011 (“Record Date”) no additional action will be undertaken pursuant to such written consent. Shareholders of record on the Record Date who did not consent to the Amendment are not entitled to dissenter's rights under Delaware law.

     The Amendment will be effective twenty (20) days after this Information Statement is first mailed to our shareholders. No further vote of our shareholders is required

     THE AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE CHARTER AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT THAT WILL OCCUR IF THE AMENDMENT IS COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THESE TRANSACTIONS.

     The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

ACTION BY THE BOARD OF DIRECTORS
AND
CONSENTING SHAREHOLDERS

     In accordance with Section 141 and 228 of the Delaware General Corporation Law, the following actions were taken based upon the approval of the Company's Board of Directors and the written consent of majority of the shareholders of the Company’s Common Stock. On February 21, 2011, our Board of Directors, believing it to be in the best interests of the Company and its shareholders, approved the Amendment.

Effective Time of the Amendment

     We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our shareholders, a Certificate of Amendment effectuating the Amendment with the Secretary of State of Delaware. The Certificate of Amendment will become effective at the close of business on the date the Certificate of Amendment is accepted for filing by the Secretary of State of Delaware. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders. A copy of the Form of Certificate of Amendment is attached to this Information Statement as Appendix A and incorporated herein by reference. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the Secretary of State of Delaware to effectuate the Amendment.

No Appraisal Rights for the Amendment

     Under Delaware law, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendment and the Company will not independently provide shareholders with any such right.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECTUATE A 1-FOR- 631 REVERSE STOCK SPLIT

     The Board of Directors has determined that it will be in the best interest of the shareholders to effectuate a reverse stock split of our issued and outstanding Common Stock by changing and reclassifying each six hundred thirty one (631) shares of our issued and outstanding Common Stock (“Old Shares”) into one (1) fully paid and non-assessable share of Common Stock (“New Shares”) (“Reverse Stock Split”) for the purposes stated herein.

     The Board of Directors believes that the low per-share market price of the Company’s Common Stock impairs the acceptability of the Common Stock to potential acquisition candidates, certain members of the investing public. Because of the current low price of the Company’s Common Stock, the Company’s credibility as a viable business enterprise is negatively impacted. No assurance exists that any positive impact in these or other matters will result from the proposed action. Further, given the history of the Company to undertake such stock splits from time to time, there is no assurance that the Company will not continue to undertake such actions. Moreover, we are in advanced discussions with a potential acquirer of the Company who have conditioned such a share consolidation as described herein. Any potential acquisition will be communicated to our shareholders and to the investing public through an 8-K Filing.

     In addition, the Board believes that the Reverse Stock Split and anticipated increase per share price of our Common Stock should also enhance the acceptability and marketability of the Common Stock to the financial community and investing public. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock. It should be noted that the liquidity of our Common Stock may be adversely affected by the proposed Reverse Stock Split given the reduced number of shares that will be outstanding after the Reverse Stock Split. The Board of Directors is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above. No assurance exists that the opinions of the Company will prove correct.

     The Reverse Stock Split will also have the effect of increasing the number of shares of Common Stock available to us for future issuances as the split will not change the number of authorized shares of our Common Stock which will remain at 2,000,000,000 shares.

     For these reasons the Board of Directors has chosen to adopt and recommend the Reverse Stock Split. The Company is not, however, a party to any binding agreement, acquisition agreement or agreement to raise additional working capital other than which has been publicly announced, nor can we be certain that the Reverse Split will have a long-term positive effect on the market price of the Common Stock or increase the Company’s abilities to enter into financing arrangements in the future.

     The Reverse Split will affect all of the holders of our Common Stock uniformly. Any fractional shares existing as a result of the Reverse Split shall be rounded to the next higher whole number to those shareholders who are entitled to receive them as a consequence of the Reverse Split. On the effective date of the Reverse Stock Split, each shareholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding Common Stock as the shareholder held prior to the Effective Date. The Reverse Stock Split will increase the number of shareholders who own odd-lots. An odd-lot is fewer than 100 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

     The Reverse Stock Split will not affect the par value of the Common Stock. As a result, on the effective date of the reverse Split (the “Split Effective Date”), the stated capital on the Company’s balance sheet attributable to Common Stock will be reduced in proportion with the Reverse Stock Split and additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These accounting entries will have no impact on total shareholders' equity. All share and per share information will be retroactively adjusted following the Split Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

     The availability of additional authorized shares will also allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the shareholders or the time delay involved in obtaining shareholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include meeting requirements for capital expenditures or working capital or, depending on the market conditions, effecting future acquisitions of other businesses through the issuance of shares of our Common Stock or securities convertible into shares of our Common Stock.

Effect on Fractional Stockholders

Stockholders will not receive fractional post-reverse stock split shares in connection with the Reverse Split and the Company will not be paying any cash to any stockholders for any fractional shares from the Reverse Split. Instead, any resulting fractional shares shall be rounded up to the nearest whole number.

Effect on Registered and Beneficial Stockholders

     Upon the Reverse Split, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding the Common Stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Procedure for Effective Reverse Stock Split

     When the Board of Directors determines that it is in the best interest of the Company to implement the reverse split, the Company will file an Amended Certificate of Incorporation with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The Reverse Split will become effective on the date of filing the Amended Certificate of Incorporation, which is referred to as the “Effective Date.” Beginning on the Effective Date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Amended Certificate of Incorporation is set forth in Appendix A to this Information Statement. The text of the Amended Certificate of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Split.

Certain Risk Factors Associated with the Reverse Stock Split

     Implementation of the Reverse Split entails various risks and uncertainties, including but not limited to the following:

There can be no assurance that the market price per share of the Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company after the Reverse Split may be lower than the total market capitalization before the Reverse Split;

  After the Reverse Split is effected, if the market price of the Common Stock declines, the percentage may be greater than would occur in the absence of a Reverse Split;

  There can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve; and

  The reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Common Stock.

Anti-Takeover Effects of the Reverse Stock Split

Because the Reverse Stock Split results in a decreased number of issued and outstanding shares of the Company’s Common Stock, it may be construed as having an anti-takeover effect. Although the Reverse Stock Split is not being undertaken by the Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s Bylaws or certain provisions of the Company’s Certificate of Incorporation would not receive the requisite vote. Such uses of the Company’s Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transactions were opposed by the Board of Directors. However, it is also possible that an indirect result of the anti-takeover effect of the Reverse Stock Split could be that shareholders will be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our Common Stock, if the same was so offered by a party attempting a hostile takeover of our company. We are not aware of any party's interest in or efforts to engage in a hostile takeover attempt as of the date of this Information Statement.

Summary of the Reverse Stock Split

Below is a brief summary of the reverse stock split:

•	The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every 631 pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

•	Stockholders of record of the Common Stock as of June 6, 2011 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 631 pre-split shares outstanding.

•	As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 315,289,722 shall be consolidated to a total of approximately 499,667 issued and outstanding shares (subject to rounding).

•	The Company’s authorized number of common stock shall remain at 2 billion shares of the Common Stock.

•	The par value of the shares of $0.001 shall remain the same.

•	Stockholders of record of the Common Stock as of June 6, 2011 shall have their total shares reduced on the basis of one post-split share of Common Stock for every 631 pre-split shares outstanding.

•	As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 315,289,722 shall be consolidated to a total of approximately 499,667 issued and outstanding shares (subject to rounding).

•	The Company’s authorized number of common stock shall remain at 2 billion shares of the Common Stock.

     This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

     The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

     You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Reverse Stock Split will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

     This Information Statement is being mailed on or about June 28, 2011 to all Stockholders of record as of the Record Date

DESCRIPTION OF SECURITIES

Description of Common Stock

     Number of Authorized and Outstanding Shares . The Company's Certificate of Incorporation authorizes the issuance of 2,000,000,000 shares of Common Stock, $0.001 par value per share, of which 315,289,722 shares were outstanding on June 6, 2011. All of the outstanding shares of Common Stock are fully paid and non-assessable.

     Voting Rights . Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition and capital requirements, and other factors.

     Other . Holders of Common Stock have no cumulative voting rights. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

     Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its Common Stock is Fidelity Transfer Company, 8915 South 700 East, Suite 102 Sandy, UT 84070.

Description of Preferred Stock

We do not have a provision neither in our bylaws nor in our Certificate of Incorporation for the issuance of Preferred Shares. The Company can at a later time amend the Certificate of Incorporation (subject to shareholder approval) to include the ability to issue preferred shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 21, 2011 with respect to any person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, and as to those shares of the Company's equity securities beneficially owned by each its directors, the executive officers of the Company and all of its directors and executive officers of the Company and all of its directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed, with the Securities and Exchange commission (the "Commission") pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to the Company's Common Stock.

The table also shows the number of shares beneficially owned as of February 21, 2011 by each of the individual directors and executive officers and by all directors and executive officers as a group.

		Beneficial
		Ownership	Percent of
Title of Class	Name of Beneficial Owner	(aa) (cc)	Class (bb)
Common	James Park CEO / Director	65,106,919	20.65%
Common	Young Won COO/Director	32,330,531	10.25%

Common	Bong Park Director	0	0%
Common	Hyung Soon Lee Director	28,828,333	9.19%

All officers and directors as a group (3 persons)
		126,265,783	40.05%

ANNUAL AND QUARTERLY REPORTS; INCORPORATION BY REFERENCE AND WHERE YOU
CAN OBTAIN ADDITIONAL INFORMATION

     The Company is required to file annual, quarterly and special reports, and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document The Company filed at the SEC's public reference rooms at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (202) 942-8088 for more information on the operation of the public reference rooms. Copies of The Company’s SEC filings are also available to the public from the SEC's web site at www.sec.gov.

     The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by The Company with the Securities and Exchange Commission (SEC File Number 0001390662 and contain important information about the Company and its finances, are incorporated into this Information Statement:

• Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 was filed with the SEC on April 15, 2011.

• Our Quarterly Report on Form 10-Q was filed for the quarter ending March 31, 2011 on May 23, 2011.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The Annual Report incorporated by reference into this Information Statement is being delivered to our stockholders along with this Information Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Information Statement on Schedule 14C to be signed on its behalf by the undersigned hereunto duly authorized.

LEXON TECHNOLOGIES INC.

June 28, 2011	By: /s/ James Park
Name: James Park
Title: Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF

Pursuant to Section 242 of the
General Corporation Law of the
State of Delaware

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
LEXON TECHNOLOGIES INC.

     Lexon Technologies Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST, that with written consent of the Board of Directors and the Resolution of Written Consent of the Shareholders of the Corporation on June 6, 2011, resolutions were duly adopted authorizing a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered at a special meeting or by consent of the stockholders of the Corporation.

     SECOND, that thereafter, pursuant to resolution of its Board of Directors and Section 228 of the General Corporation Law of the State of Delaware, written consents voted in favor of said amendments were obtained from the holders of more than a majority of the total voting rights associated with all shares of common and preferred stock of the Corporation.

     THIRD, that said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporations Law of the State of Delaware.

     FOURTH, that in accordance thereunder, the Articles of Incorporation of the Corporation is hereby amended as follows:

     Article FOURTH of the Articles of the Corporation shall be amended as follows:

“ The amount of stock to be authorized will be authorized capital stock of the Corporation shall be 2,000,000,000 with a par value of $0.001 shares. The outstanding shares of Common Stock shall be reverse split on a one-for-six hundred thirty ontebasis, effective as of the effective date of this Certificate of Amendment. No fractional shares shall be issued in connection with the reverse split. Instead, any resulting fractional shares shall be rounded up to the nearest whole number.”

     FIFTH, that the amendment of the certificate of incorporation herein certified has been duly adopted and authorized, pursuant to Section 242 of the General Corporation Law of the State of Delaware, by the written consent of the Corporation's Board of Directors and by written consent of stockholders holding more than a majority of the total voting rights associated with all shares of common and preferred stock of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by James Park its Chief Executive Officer and Secretary, on _______, 2011

Lexon Technologies Inc.

By: /s/ James Park
Name: James Park
Title: Chief Executive Officer